EXHIBIT 3.1

Fax Audit No. H00-2756

                            ARTICLES OF INCORPORATION
                                       OF
                           ONLINE TRADING GROUP, INC.

                                    ARTICLE I

         The name of this corporation is Online Trading Group, Inc. (the "Corporation").


                                   ARTICLE II

         The principal office and mailing address of the Corporation are:

                            8700 West Flagler Street
                                    Suite 250
                              Miami, Florida 33174.


                                   ARTICLE III

         The purpose for which the Corporation is organized is to carry on and transact and to engage in any and all lawful acts, activities and/or businesses for which corporations may be organized under the Florida Business Corporation Act, including any amendments thereto.

                                   ARTICLE IV

         The total number of shares of all classes of stock which the Corporation shall have authority to issue is 225,000,000, consisting of (i) 200,000,000 shares of common stock, par value $0.01 per share (the "Common Shares"), and (ii) 25,000,000 shares of preferred stock, par value $0.01 per share (the "Preferred Shares").


This instrument prepared by:
Alan D. Axelrod, Esquire
Florida Bar No. 324884
BILZIN SUMBERG DUNN PRICE & AXELROD LLP
2500 First Union Financial Center
Miami, Florida  33131
Telephone:  305-374-7580                                  Fax Audit No. H00-2756


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Fax Audit No. H00-2756

                                    SECTION A
                                  COMMON SHARES

         1. Voting Rights. Except as otherwise provided by law, each Common Share shall entitle the holder thereof to one (1) vote in any matter submitted to a vote of shareholders of the Corporation.

         2. Dividends and Distributions. Subject to the express terms of the Preferred Shares outstanding from time to time, the holders of Common Shares shall be entitled to receive such dividends and distributions as may from time to time be declared by the Board of Directors, including, upon liquidation, dissolution or winding up of the affairs of the Corporation, the net assets of the Corporation after payment or provision for payment of the debts and other liabilities of the Corporation.

                                    SECTION B
                                PREFERRED SHARES

         Subject to the terms contained in any designation of a series of Preferred Shares, the Board of Directors is expressly authorized, at any time and from time to time, to issue Preferred Shares in one or more classes and/or series, and for such consideration as the Board of Directors may determine and to fix, by resolution or resolutions, the following provisions for shares of any class or classes of Preferred Shares of the Corporation or any series of any class of Preferred Shares:

         1. the designation of such class or series, the number of shares to constitute such class or series which may be increased or decreased (but not below the number of shares of that class or series then outstanding) by resolution of the Board of Directors, and the stated value thereof if different from the par value thereof;

         2. whether the shares of such class or series shall have voting rights, in addition to any voting rights provided by law, and, if so, the terms of such voting rights;

         3. the dividends, if any, payable on such class or series, whether any such dividends shall be cumulative and if interest thereon shall be payable, and, if so, from what dates, the conditions and dates upon which such dividends shall be payable, and the preference or relation such dividends shall bear to the dividends payable on any shares of stock of any class or other series of the same class;

         4. whether the shares of such class or series shall be subject to redemption by the Corporation, and, if so, prices and other conditions of such redemption;


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         5. the amount or amounts payable upon shares of such series upon, and the rights of the holders of such class or series in, the voluntary or involuntary liquidation, dissolution or winding up, or upon any distribution of the assets, of the Corporation;

         6. whether the shares of such class or series shall be subject to the operation of a retirement or sinking fund and, if so, the extent to and manner in which any such retirement or sinking fund shall be applied to the purchase or redemption of the shares of such class or series for retirement or other corporate purposes and the terms and provisions relative to the operation thereof;

         7. whether the shares of such class or series shall be convertible into, or exchangeable for, shares of stock of any class or any other series of the same class or any other securities and, if so, the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same, and any other terms and conditions of conversion or exchange;

         8. the limitations and restrictions, if any, to be effective while any shares of such class or series are outstanding upon the payment of dividends or the making of other distributions on, and upon purchase, redemption or other acquisition by the Corporation of, the Common Shares or shares or stock of any class or any other series of the same class;

             9. the conditions or restrictions, if any, upon the creation of indebtedness of the Corporation or upon the issue of any additional stock, including additional shares of such class or series or of any other series of the same class or of any other class;

             10. the ranking (be it pari passu, junior or senior) of each class or series vis-a-vis any other class or series of any class of Preferred Shares as to the payment of dividends, the distribution of assets and all other matters; and

             11. any other powers, preferences and relative, participating, optional and other special rights, and any qualifications, limitations and restrictions thereof, insofar as they are not inconsistent with the provisions of these Articles of Incorporation, to the full extent permitted in accordance with the laws of the State of Florida.

             The powers, preferences and relative, participating, optional and other special rights of each class or series of Preferred Shares, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding.

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                                    ARTICLE V

         Advance notice of shareholder nominations for the election of directors and of new business to be brought by shareholders before any meeting of the shareholders of the Corporation shall be given in a manner provided by the Bylaws of the Corporation.

                                   ARTICLE VI

         Special meetings of the shareholders, for any purpose or purposes (except to the extent otherwise required by law or these Articles of Incorporation), may only be called by the Board of Directors of the Corporation or by the holders of not less than fifty percent (50%) of all votes entitled to be cast on any issue to be considered at the proposed special meeting in the manner provided in the Bylaws of the Corporation.

                                   ARTICLE VII

         No action required to be taken by the shareholders may be taken without a meeting and without a vote if, and on or after the date that, a registration statement on Form S-4 of the Corporation filed with the Securities and Exchange Commission ("SEC") is declared effective by the SEC.

                                  ARTICLE VIII

Notwithstanding any provisions of these Articles of Incorporation to the contrary and any provisions of the Bylaws of the Corporation, no amendment to these Articles of Incorporation shall amend, modify or repeal any or all of the provisions of this Article VIII, Article V, Article VI, Article VII or Article XIV of these Articles of Incorporation, unless so adopted by the affirmative vote or consent of the holders of not less than two-thirds (662/3%) of the total voting power of all then outstanding shares entitled to vote in the election of directors of the Corporation, voting as a single class, provided, however, that, in the event that the Board of Directors of the Corporation shall, by resolution adopted by a majority of the directors then in office, recommend to the shareholders the adoption of any such amendment, the shareholders of record holding a majority of the total voting power of all then outstanding shares entitled to vote in the election of directors of the Corporation, voting as a single class, may amend, modify or repeal any or all of such provisions.

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                                   ARTICLE IX

         The street address of the initial registered office of this corporation is:

                            8700 West Flagler Street
                                    Suite 250
                              Miami, Florida 33174;

and the name and address of the initial registered agent of this corporation are:

                                  Marc J. Stone
                            8700 West Flagler Street
                                    Suite 250
                              Miami, Florida 33174.

                                    ARTICLE X

         This corporation shall commence on the date on which these Articles of Incorporation are filed with the Secretary of State of Florida.

                                   ARTICLE XI

         The initial Board of Directors of this corporation shall be comprised of three (3) persons. The number of directors may be either increased or decreased from time to time as provided for in the By-laws of the corporation, but shall never be fewer than one (1). The name and address of the initial directors of this corporation are:

                NAME                      ADDRESS
                ----                      -------

                William R. Cruz           8700 West Flagler Street, Suite 250
                                          Miami, Florida 33174

                Ralph L. Cruz             8700 West Flagler Street, Suite 250
                                          Miami, Florida 33174

                Salomon Srendi            8700 West Flagler Street, Suite 250
                                          Miami, Florida 33174.



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                                   ARTICLE XII

         The name and address of the person signing these Articles of Incorporation as incorporator are:

                NAME                      ADDRESS
                ----                      -------

                Marc J. Stone             8700 West Flagler Street, Suite 250
                                          Miami, Florida 33174.


                                  ARTICLE XIII

         In furtherance and not in limitation of the powers conferred by the laws of Florida, each of the Board of Directors and shareholders is expressly authorized and empowered to make, alter, amend and repeal the Bylaws of the Corporation in any respect not inconsistent with the laws of the State of Florida or with these Articles of Incorporation. The shareholders of the Corporation may amend or adopt a bylaw that fixes a greater quorum or voting requirement for shareholders (or voting groups of shareholders) than is required by law.

                                   ARTICLE XIV

         A director of the Corporation shall not be personally liable to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 607.0834 of the Florida Business Corporation Act, as the same exists or hereafter may be amended, (iv) for violation of a criminal law, unless the director had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful, or (v) for any transaction from which the director derived an improper personal benefit.

         If the Florida Business Corporation Act hereafter is amended or interpreted to authorize the further elimination or limitation of the liability of directors, then the liability of the Corporation's directors shall be eliminated or limited to the full extent authorized by the Florida Business Corporation Act, as so amended or interpreted.

         The Corporation shall indemnify any officer or director, or any former officer or director, of the Corporation to the fullest extent permitted by law.

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         Any repeal or modification of this Article shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

                                   ARTICLE XV

         This corporation reserves the right to amend or repeal any provisions contained in these Articles of Incorporation, or any amendment thereto, and any right conferred upon the shareholders is subject to this reservation.

         IN WITNESS WHEREOF, the undersigned has executed these Articles of Incorporation as incorporator thereof and in acceptance of his appointment as registered agent therein as of the 18th day of January, 2000.

                                         /S/ MARC J. STONE
                                      ------------------------------------------
                                      Marc J. Stone, Incorporator and Registered
                                      Agent


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Fax Audit No. H00-11995

                              ARTICLES OF AMENDMENT
                                       TO
                            ARTICLES OF INCORPORATION
                                       OF
                           ONLINE TRADING GROUP, INC.
                        ---------------------------------

         The undersigned, Salomon Sredni, being the President of Online Trading Group, Inc., a Florida corporation (the "Corporation"), does hereby certify, attest and serve notice, pursuant to the provisions of Section 607.1006 of the Florida Business Corporation Act, that Article I of the Articles of Incorporation of the Corporation is hereby amended in its entirety to read as follows:

                                   "ARTICLE I

                  The name of this corporation is OnlineTrading.com Group, Inc. (the "Corporation")."


         Such amendment of the Articles of Incorporation of the Corporation has been duly and unanimously authorized, approved and directed by Unanimous Written Consent to Corporate Action by Board of Directors and Sole Shareholder of the Corporation dated as of March 7, 2000. All other provisions of the Articles of Incorporation of the Corporation shall remain in full force and effect without any modification thereof.

         IN WITNESS WHEREOF, the undersigned has hereunto set his hand in his capacity as aforestated as of the 7th day of March, 2000 on behalf of the Corporation.

                                       /S/ SALOMON SREDNI
                                      ------------------------------------------
                                      Salomon Sredni, President


This instrument prepared by:
Alan D. Axelrod, Esquire
Florida Bar No. 324884
BILZIN SUMBERG DUNN PRICE & AXELROD LLP
2500 First Union Financial Center
Miami, Florida  33131
Telephone:  305-374-7580                                 Fax Audit No. H00-11995